UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 31, 2011

SUN RIVER ENERGY, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-27485	84-1491159
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Berkshire Lane, Suite 1650, Dallas, Texas 75225

(Address of Principal Executive Offices) (Zip Code)

(214) 369-7300
Registrant’s telephone number, including area code

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 31, 2011, Sun River Energy, Inc. (the “Company”) entered into an Amended and Restated Consulting Agreement (the "Agreement") with Cicerone Corporate Development, LLC, one of the Company's principal shareholders ("Cicerone").  Pursuant to the Agreement, which is to be effective as of February 1, 2011, Cicerone will continue to provide consulting services relating to the implementation of corporate strategies, achievement of market listing standards, debt and equity financings, and corporate governance and shareholder matters.  The Agreement amends and restates in its entirety the Consulting Agreement dated November 29, 2010 between the Company and Cicerone.  The Agreement shall remain in effect until August 1, 2013, and will automatically renew for subsequent one year terms, unless either party notifies the other in writing at least ninety (90) days prior to the end of the term.

As its consulting fee under the Agreement, Cicerone is entitled to receive, on a monthly basis, shares of the Company's common stock (“Common Stock”) valued at $25,000 based upon its price at the close on the last trading day of each month and a warrant to purchase 20,000 shares of the Company's Common Stock, which warrant will have an exercise price equal to the closing sale price of the Common Stock on the date of issue and be for a term of two years from the date of issuance. In addition, Cicerone will be entitled to receive a fee equal to 5% of the purchase price paid by the Company in connection with any oil and/or gas projects and acquisitions, acreage sales or leases introduced to the Company by Cicerone.  Such fee shall be payable 50% in cash and 50% in shares of the Company's Common Stock based on the then-current bid price.  Under the Agreement, the Company has also agreed to reimburse Cicerone’s pre-approved reasonable and necessary expenses incurred in connection with providing its consulting services.  The Agreement also provides for confidentiality obligations of Cicerone and a covenant not to engage in shorting transactions in connection with the Company’s Common Stock.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.  The following is a complete list of exhibits filed as part of this Report.  Exhibit numbers correspond to the numbers in the exhibit table of Item 601 of Regulation S-K.

Exhibit No.	Description

10.1	Amended and Restated Consulting Agreement, by and between Sun River Energy, Inc. and Cicerone Corporate Development, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUN RIVER ENERGY, INC.
Date: April 4, 2011	By:	/s/ Donal R. Schmidt, Jr.
		Name:	Donal R. Schmidt, Jr.
		Title:	President and CEO